UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2010

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company's Annual Meeting of Shareowners was held on Wednesday, April 21, 2010, in Duluth, Georgia, at which the following matters were submitted to a vote of the shareowners:

(a) Votes regarding the election of the persons named below as Directors for a term expiring in 2011 were as follows:

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

Herbert A. Allen	1,580,975,223	106,415,400	3,929,859	261,369,990
Ronald W. Allen	1,649,896,081	37,247,947	4,176,454	261,369,990
Cathleen P. Black	1,603,183,802	83,961,417	4,175,263	261,369,990
Barry Diller	1,329,022,000	350,745,251	11,553,231	261,369,990
Alexis M. Herman	1,644,720,927	42,374,756	4,224,799	261,369,990
Muhtar Kent	1,644,075,881	43,043,740	4,200,861	261,369,990
Donald R. Keough	1,645,223,543	42,229,332	3,867,607	261,369,990
Maria Elena Lagomasino	1,666,055,137	21,082,738	4,182,607	261,369,990
Donald F. McHenry	1,656,399,243	30,689,469	4,231,770	261,369,990
Sam Nunn	1,646,074,728	41,487,588	3,758,166	261,369,990
James D. Robinson III	1,642,439,803	40,563,847	8,316,832	261,369,990
Peter V. Ueberroth	1,607,863,011	79,577,043	3,880,428	261,369,990
Jacob Wallenberg	1,595,544,684	91,107,047	4,668,751	261,369,990
James B. Williams	1,580,472,295	105,368,034	5,480,153	261,369,990

(b) Votes regarding ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending December 31, 2010, were as follows:

FOR	AGAINST		ABSTENTIONS	BROKER NON-VOTES

1,923,228,174	25,386,	163	4,076,135	—

(c) Votes on a shareowner proposal regarding an advisory vote on executive compensation were as follows:

FOR	AGAINST	ABSTENTIONS		BROKER NON-VOTES

550,350,176	1,061,598,617	79,371,	689	261,369,990

(d) Votes on a shareowner proposal regarding an independent Board chair were as follows:

FOR	AGAINST		ABSTENTIONS	BROKER NON-VOTES

448,871,592	1,233,725,	532	8,723,358	261,369,990

(e) Votes on a shareowner proposal regarding restricted stock were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

164,325,269	1,494,703,663	32,291,550	261,369,990

(f) Votes on a shareowner proposal regarding a report on Bisphenol-A were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

313,251,451	1,116,110,839	261,958,192	261,369,990

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: April 26, 2010	By: /s/ Kathy N. Waller Kathy N. Waller Vice President and Controller